Exhibit 10.30

[COMERICA BANK LETTERHEAD]

March 27, 2006

Re:	LOAN EXTENSION
Borrower Name: Orange 21, Inc
Customer Number/Obligor Number: 7433804894
Loan Number/Note Number: 18/26/34/42/59

Dear Borrower:

Comerica Bank has approved an extension of the above-referenced credit facility to July 5, 2006 from its current maturity of April 5, 2006 as evidenced by that certain Note/Agreement dated October 5, 2001, as may be or have been modified from time to time.

Except as modified and extended hereby, the existing loan documentation as amended concerning your obligation remains in full force and effect.

Very truly yours,

/s/    TOMAS SCHMIDT

Tomas Schmidt

Vice President – Western Market

Acknowledged and accepted on     March 30    , 2006

By:	/s/ MICHAEL BROWER	By:

By:		By: